                                                                     Exhibit 3.4


                               The State of Texas

                               Secretary of State

      IT IS HEREBY CERTIFIED that the attached is a true and correct copy of the following described document on file in this office:

                     VALOR TELECOMMUNICATIONS EQUIPMENT, LP
                              File No. 00136081-10

CERTIFICATE OF LIMITED PARTNERSHIP                                 JUNE 15, 2000





                        IN TESTIMONY WHEREOF, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on June 16, 2000.

[Seal of the State of Texas]

                                          /s/ Elton Bomer                    MAC
                                          --------------------------------------
                                          Elton Bomer
                                          Secretary of State

[Seal of the State of Texas]

Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

------------------------------------------------------------------------------

                       CERTIFICATE OF LIMITED PARTNERSHIP

1. The name of the limited partnership is Valor Telecommunications Equipment, LP

2. The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient) 800 Brazos, Austin, Texas 78701 and the name of its proposed registered agent in Texas at such address is

      Corporation Service Company d/b/a CSC-Lawyers Incorporating Service
      Company

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is 600 E. Las Colinas Blvd., #1900, Irving, Texas 75039

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

          NAME                           MAILING ADDRESS                        STREET ADDRESS
                                 (include city, state, zip code)        (include city, state, zip code)

Valor Telecommunications         600 E. Las Colinas Blvd., #1900        600 E. Las Colinas Blvd., #1900
    Enterprises, LLC                   Irving, Texas 75039                    Irving, Texas 75039


Date Signed:      June __, 2000




                                 Valor Telecommunications Equipment, LP

                                 BY:  Valor Telecommunications Enterprises, LLC,
                                        General Partner

                                 BY:  /s/ John A. Butler
                                      ------------------------------------------
                                               General Partner(s)
                                       John A. Butler, Chief Financial Officer


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